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                                                                    EXHIBIT 99.1

CONTACTS:

CUBIST PHARMACEUTICALS, INC.                         NOONAN/RUSSO COMMUNICATIONS
THOMAS SHEA, VICE PRESIDENT & CFO                    CHRIS MORRISON - MEDIA
(617) 576-4155                                       (212) 696-4455 EXT. 230
TSHEA@CUBIST.COM                                     C.MORRISON@NOONANRUSSO.COM

          CUBIST PHARMACEUTICALS, INC. FILES REGISTRATION STATEMENT FOR
                                PUBLIC OFFERING

CAMBRIDGE, MASS., MARCH 10, 2000 -- Cubist Pharmaceuticals, Inc. (Nasdaq: CBST) today announced that it has filed a Registration Statement with the Securities and Exchange Commission in connection with its proposed public offering of 2,500,000 shares of Common Stock.

FleetBoston Robertson Stephens will serve as lead managing underwriter and Pacific Growth Equities, Inc., Chase H&Q, ING Barings and Lazard Freres & Co. LLC will serve as co-managing underwriters for the proposed offering. The company has also granted the underwriters an option to purchase up to an additional 375,000 shares to cover over-allotments, if any.

Cubist Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the research, development and commercialization of novel antimicrobial drugs to combat serious and life threatening bacterial and fungi infections. Cubist is evaluating the efficacy and safety of daptomycin in the EDGE(TM) (Evaluation of Daptomycin in Gram-positive Entities) clinical trial program.

A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A preliminary prospectus relating to the offering may be obtained from FleetBoston Robertson Stephens at 555 California St., San Francisco, CA 94104, 415-781-9700.

CUBIST SAFEHARBOR STATEMENT

STATEMENTS CONTAINED HEREIN THAT ARE NOT HISTORICAL FACTS MAY BE
FORWARD-LOOKING STATEMENTS (WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF
1934) THAT ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES. THERE ARE A NUMBER OF IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM

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THOSE PROJECTED OR SUGGESTED IN ANY FORWARD-LOOKING STATEMENTS MADE BY THE
COMPANY. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO: (i) THE COMPANY'S ABILITY TO SUCCESSFULLY COMPLETE PRODUCT RESEARCH AND DEVELOPMENT, INCLUDING PRE-CLINICAL AND CLINICAL STUDIES AND COMMERCIALIZATION; (ii) THE COMPANY'S ABILITY TO OBTAIN REQUIRED GOVERNMENTAL APPROVALS; (iii) THE COMPANY'S ABILITY TO ATTRACT AND/OR MAINTAIN MANUFACTURING, SALES, DISTRIBUTION AND MARKETING PARTNERS; AND (IV) THE COMPANY'S ABILITY TO DEVELOP AND COMMERCIALIZE ITS PRODUCTS BEFORE ITS COMPETITORS. ADDITIONAL FACTORS THAT WOULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED OR SUGGESTED IN ANY FORWARD-LOOKING STATEMENTS IS CONTAINED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THOSE FACTORS DISCUSSED UNDER THE CAPTION "RISK FACTORS" IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K (FILE NO. 000-21379) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 10, 2000.

      For additional information, visit the Company's Internet web site at HTTP://WWW.CUBIST.COM or HTTP://WWW.NOONANRUSSO.COM.